Exhibit 10.2

GUARANTY

This GUARANTY (the “Guaranty”) is made as of April 18, 2013 by AgFeed Industries, Inc. a Nevada corporation (“Guarantor”), to and for the benefit of Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (“Lender”).

RECITALS:

A. Lender is a party to that certain Credit Agreement dated as of June 6, 2006, as the same has since been amended by nineteen separate amendments executed prior to the date of this Agreement (the “Credit Agreement”) with AgFeed USA, LLC (formerly known as M2 P2, LLC) (“AgFeed”); TS Finishing, LLC; New York Finishing, LLC; Pork Technologies, LC; New Colony Farms, LLC; Heritage Farms, LLC; Heritage Land, LLC; Genetics Operating, LLC; M2P2 Facilities, LLC; MGM, LLC; M2P2 General Operations, LLC; New Colony Land Company, LLC; M2P2 AF JV, LLC; and Midwest Finishing, LLC (collectively, hereinafter referred to as “Borrower”).

B. As of [April 16, 2013], each Borrower is indebted to Lender pursuant to the Credit Agreement in the following principal amounts (the “Principal Indebtedness”):

LOAN FACILITY	CURRENT PRINCIPAL BALANCE
FACILITY A	$68,839,815.11
FACILITY F	$8,793,315.45

In addition to the Principal Indebtedness, interest, fees, charges and costs have accrued and will accrue pursuant to the Credit Agreement and be payable from Borrower to Lender (together, the “Interest, Fees and Costs”). Together, the Principal Indebtedness and Accrued Interest Fees and Costs shall be referred to hereinafter as the Credit Agreement Debt.

C. Each Borrower is in default of various obligations to Lender specified in the Credit Documents including, without limitation, the failure to pay the Credit Agreement Debt to Lender when and as due (together, as more fully set forth in the Forbearance Agreement (as defined below), the “Existing Events of Default”).

D. Lender has agreed to enter into a Forbearance Agreement (the “Forbearance Agreement”) with each Borrower as of the date hereof. Pursuant to the Forbearance Agreement, Lender will forbear from exercising its rights and remedies on account of the Existing Defaults, as more fully set forth in the Forbearance Agreement, and Lender has agreed to permit Borrower to use Lender’s Collateral to fund and pay for expenses incurred by Parent in the operation of Parent’s business, as more fully set forth in the Forbearance Agreement. As a condition of Lender’s agreement to execute the Forbearance Agreement, Lender requires that Borrower obtain this Guaranty duly executed by Guarantor. Lender is relying upon this Guaranty in providing forbearance to Borrower and permitting Borrower to use Lender’s Collateral to fund Guarantor’s expenses as set forth in the Forbearance Agreement (as specifically defined in the Forbearance Agreement, the “Forbearance Period Advances”). The forbearance provided by Lender to Borrower and Borrower’s use of Lender’s Collateral to fund the Forbearance Period Advances is of value to Guarantor and is reasonably expected to benefit Guarantor.

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AGREEMENT

In consideration of Lender executing the Forbearance Agreement, as an inducement to Lender to do so, and for other valuable consideration, Guarantor agrees, warrants, represents, and covenants as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Forbearance Agreement.

2. Guaranty. Guarantor unconditionally, absolutely and irrevocably guarantees: (a) the full, prompt, and complete payment upon the occurrence of a Forbearance Default of the entire amount of principal, accrued interest, and premiums due from time to time under the Credit Agreement and all other Obligations of Borrower to Lender under or in respect of any of the Credit Agreement, including reimbursements, late charges, interest and default interest (including post-petition interest to the extent a petition is filed by or against Borrower under the Bankruptcy Code), damages, indemnity obligations, collection and court costs, attorneys’ fees, advances, and all other expenses and charges of any kind, in each case whether incurred prior to or after the execution of this Guaranty and all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by Lender to Borrower or Guarantor. All of the indebtedness, obligations, and liabilities described in this Section are referred to in this Guaranty as the “Guaranteed Obligations.” All payments made pursuant to this Guaranty shall be in U.S. dollars.

3. Limitation on Amount Guaranteed. Notwithstanding the provisions of Section 2, the obligations of Guarantor pursuant to this Guaranty shall not exceed an amount (the “Guaranteed Amount”) equal to the sum of (a) the Forbearance Period Advances; plus (b) $1,406,250. The Guaranteed Amount shall not be subject to reduction by reason of (y) any payment of the Obligations, except that payments by Guarantor pursuant to this Guaranty shall reduce the Guaranteed Amount. If Guarantor is entitled to the benefits of any statute, law, decision, rule or regulation that limits or reduces the monetary liability of guarantors (a “Statutory Limitation”), the Statutory Limitation shall be determined without regard to the limit of the Guaranteed Obligations set forth in this Section and as if Guarantor had guaranteed 100% of the Guaranteed Obligations.

4. Guarantor’s Obligations Primary. Guarantor’s obligations under this Guaranty are primary and are independent of the obligations of Borrower, and a separate action or actions may be brought and executed against Guarantor, whether or not such action is brought against Borrower and whether or not Borrower is joined in such action or actions.

5. Representations and Warranties. Guarantor acknowledges and agrees that the representations and warranties in this Section are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into the Forbearance Agreement and making the Forbearance Period Advances available to Guarantor; that these representations and warranties are true and accurate as of the date hereof regardless of any investigation or inspection by Lender. Accordingly, each Guarantor represents, warrants, and certifies to and covenants with Lender that:

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(a) No permits, consents, or approvals from any person or entity are required in connection with the authorization, execution, delivery, consummation, or performance by Guarantor of this Guaranty;

(b) The entry into and performance by Guarantor of this Guaranty does not and will not violate any judgment, order, law or regulation applicable to Guarantor or result in any breach of, constitute an event of default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Guarantor is a party or by which Guarantor’s assets are bound;

(c) Upon execution by Guarantor of this Guaranty, the Guaranty shall constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity;

(d) Guarantor is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations promulgated by OFAC and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither Guarantor nor any Affiliate of Guarantor is or will become a Person (i) designated by the U.S. government on the SDN List or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot deal with or otherwise engage in business transactions with such Person; or (ii) Controlled by, or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that the entry into, or performance under, this Guaranty or any other Loan Document would violate Applicable Law. Guarantor and its Affiliates are and will remain in compliance with the U.S. Patriot Act and other federal or state laws relating to “know your customer” and anti-money laundering and anti-terrorism rules and regulations. No proceeds of any Forbearance Period Advance will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. For purposes of this subsection, “Affiliate” does not include the shareholders of any entity that is publicly traded on a recognized national United States stock exchange.

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(e) Guarantor is and will remain validly existing and in good standing under the laws of the state of its formation and has and will continue to have full power and capacity to enter into and perform its obligations hereunder;

(f) Guarantor has taken all necessary action to obtain the authorization, execution, delivery, consummation, and performance of this Guaranty;

(g) The individual signing this Guaranty on behalf of Guarantor is duly authorized to do so;

(h) The entry into and performance by Guarantor of this Guaranty does not and will not violate any provision of Guarantor’s organizational documents.

6. Nature of Guaranty; Waivers. This is an absolute and unconditional guaranty of payment and performance and not of collection. Guarantor unconditionally waives: (a) any requirement that Lender first make demand upon, or seek to enforce or exhaust remedies against, Borrower or any other Person or any of the Collateral or other property of Borrower or such other Person before demanding payment from or seeking to enforce any of the provisions of this Guaranty against such Guarantor; (b) and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under any applicable law that might operate to limit Guarantor’s liability under, or the enforcement of, this Guaranty; (c) the benefits of any statutory or common law provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed, against any Person obligated for the payment of the Guaranteed Obligations, after any foreclosure or trustee’s sale of any collateral securing payment of the Guaranteed Obligations; (d) any statute of limitations affecting Guarantor’s liability under this Guaranty or Borrower’s obligations under the Credit Agreement; and (e) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of default under any of the Credit Agreement or any ancillary document, and all other notices whatsoever. Guarantor agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Credit Agreement or any ancillary documents or instruments, or any limitation of the liability of Borrower under the Credit Agreement, including any claim that the Credit Agreement or any ancillary agreement, document or instrument was not duly authorized, executed, or delivered on behalf of any Borrower.

7. Duration; Indemnification. This Guaranty is effective when received by Lender and, except as may otherwise be specifically provided herein, shall continue in full force and effect, until all of the Guaranteed Obligations are fully and finally paid and performed. The Guaranteed Obligations shall not be considered fully and finally paid and performed unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor-in-possession, or any trustee in bankruptcy, to require Lender to disgorge such payments or to seek to recoup all or any portion of such payments. Accordingly, this Guaranty shall continue to be effective or be reinstated, as applicable, if at any time the payment or performance of all or any portion of the Guaranteed Obligations is rescinded or reduced in amount or must otherwise be restored or returned by Lender, whether as a “voidable preference” or “fraudulent conveyance,” or under any federal or state law, including the Bankruptcy Code or otherwise, all as though such payment or performance had not been made, and Guarantor will indemnify, defend, and hold Lender harmless for, from and against, any and all liabilities incurred by Lender in connection with such remission, rescission or restoration; provided, however, that Guarantor shall not have any liability under this Section to Lender with respect to any indemnified matter to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Lender, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This Guaranty shall remain in full force and effect and continue to be effective if (a) any petition is filed by or against Borrower or Guarantor for relief under the Bankruptcy Code; (b) Borrower or Guarantor becomes insolvent or makes an assignment for the benefit of creditors; or (c) a receiver or trustee is appointed for all or any significant part of Borrower’s or Guarantor’s assets.

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8. Effect of Certain Matters. Guarantor’s obligations under this Guaranty shall not be affected or impaired by reason of any of the following, all without notice to, or the further consent of, Guarantor: (a) the waiver by Lender of the observance or performance by Borrower of any of the obligations, conditions or other provisions contained in any of the Credit Agreement, except to the extent of such waiver; (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Credit Agreement; (c) the modification or amendment (whether material or otherwise) of any of the obligations of Borrower under, or any other provisions of, the Credit Agreement, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in any of the Credit Agreement (including the giving of any consent, indulgences, or extensions); (e) any failure, omission, delay or lack on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender in any of the Credit Agreement; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Borrower under all or any of the Credit Agreement; (g) the release or discharge of Borrower from the performance or observance of any obligation, undertaking or condition to be performed by Borrower under any of the Credit Agreement by operation of law, including any rejection or disaffirmance of any of the Credit Agreement in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Lender or any other Person of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Lender which results in any impairment or destruction of any subrogation, indemnity, reimbursement or contribution rights of Guarantor or of any rights of Guarantor to proceed against any other Person for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under Applicable Law; or (k) the termination or renewal of any of the Guaranteed Obligations.

9. Waiver of Certain Rights Against Borrower and Others. Guarantor waives any claim or other right which Guarantor may now have or hereafter acquire against Borrower, any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations or the Collateral that arises from the existence or performance of the obligations of Guarantor under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of Lender against Borrower or any property securing any of the Guaranteed Obligations which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity or under contract, statute or common law.

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10. Access to Borrower Information. Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of Borrower. Lender shall have no obligation to provide Guarantor with any credit or other information concerning the affairs, financial condition or business of Borrower that is in, or may come into, Lender’s possession.

11. Notices. All Notices shall be given as provided in the Credit Agreement, if to Guarantor, at the address set forth below, and if to Lender, as provided in the Credit Agreement.

12. Binding Nature. This Guaranty is binding on Guarantor and its successors and assigns, including a debtor-in-possession on behalf of Guarantor, and shall inure to the benefit of Lender, its successors and assigns.

13. Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

14. Remedies. No delay on the part of Lender in the exercise of any right or remedy under this Guaranty shall operate as a waiver thereof. No single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as set forth in a writing executed by Lender.

15. Limitation of Liability for Certain Damages. In no event shall Lender be liable to Guarantor or on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). GUARANTOR, FOR ITSELF AND ITS AFFILIATES, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR

16. Governing Law. THE LAWS OF THE STATE OF NEBRASKA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS GUARANTY AND THE OTHER CREDIT AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT..

17. Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Guaranty shall be brought exclusively in the courts of the State of Nebraska or of the United States for the District of Nebraska, sitting in Omaha, Nebraska, and Guarantor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Lender and Guarantor hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Guarantor hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Guaranty by any means permitted by applicable law, including by the mailing thereof to the address of Guarantor specified on the signature page hereto. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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18. Waiver of July Trial. LENDER AND GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE OTHER CREDIT AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

19. Entire Agreement. This Guaranty embodies the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof. Guarantor acknowledges and affirms that Guarantor did not rely on any statement, oral or written, not contained in this Guaranty or the Credit Agreement in making Guarantor’s decisions to enter into this Guaranty.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED effective as of the date first set forth above.

GUARANTOR:

AgFeed Industries, Inc.

By:	/s/ K. Ivan F. Gothner
Printed Name: K. Ivan F. Gothner
Its: Chairman and CEO

Address for Notices:
100 Bluegrass Commons Blvd.
Suite 310
Hendersonville, TN 37075

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